Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2022 AND
FULL-YEAR 2022 FINANCIAL RESULTS

Fourth quarter highlights
•Revenue of $928 million, up 2% year-over-year and up 6% when adjusted for foreign exchange*
•Security and compute revenue represented 55% of total revenue in the fourth quarter and grew 18% year-over-year and 22% when adjusted for foreign exchange*
•GAAP EPS of $0.82, down 15% year-over-year and down 8% when adjusted for foreign exchange*, and non-GAAP EPS* of $1.37, down 8% year-over-year and down 2% when adjusted for foreign exchange*

Full-year highlights
•Revenue of $3.617 billion, up 4% year-over-year and up 8% when adjusted for foreign exchange*
•Security and compute revenue represented 54% of total revenue in 2022 and grew 23% year-over-year and 27% when adjusted for foreign exchange*
•GAAP EPS of $3.26, down 17% year-over-year and down 9% when adjusted for foreign exchange*, and non-GAAP EPS* of $5.37, down 6% year-over-year and down 1% when adjusted for foreign exchange*

CAMBRIDGE, Mass. – February 14, 2023 – Akamai Technologies, Inc. (NASDAQ: AKAM), the cloud company that powers and protects life online, today reported financial results for the fourth quarter and full-year ended December 31, 2022.

“We are pleased with our fourth quarter results which were driven by strong seasonal traffic, the continued success of our security solutions and the growth of our cloud computing solutions", said Dr. Tom Leighton, Akamai’s chief executive officer. “As we look forward to 2023, we are optimistic about our leadership position as the most widely distributed cloud platform with leading solutions for delivery, security and cloud computing."

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2022:

Revenue: Revenue for the fourth quarter was $928 million, a 2% increase over fourth quarter 2021 revenue of $905 million and a 6% increase when adjusted for foreign exchange.* Total revenue for 2022 was $3.617 billion compared to $3.461 billion for 2021, up 4% year-over-year and up 8% when adjusted for foreign exchange.*

Revenue by solution:

•Security revenue for the fourth quarter was $400 million, up 10% year-over-year and up 14% when adjusted for foreign exchange.* Security revenue for 2022 was $1.542 billion, up 16% year-over-year and up 20% when adjusted for foreign exchange.*

•Delivery revenue for the fourth quarter was $415 million, down 12% year-over-year and down 8% when adjusted for foreign exchange.* Delivery revenue for 2022 was $1.669 billion, down 11% year-over-year and down 8% when adjusted for foreign exchange.*

•Compute revenue for the fourth quarter was $112 million, up 61% year-over-year and up 65% when adjusted for foreign exchange.* Compute revenue for 2022 was $405 million, up 60% year-over-year and up 64% when adjusted for foreign exchange.*

Revenue by geography:

•U.S. revenue for the fourth quarter was $483 million, up 1% year-over-year. U.S. revenue for 2022 was $1.902 billion, up 4% year-over-year.

•International revenue for the fourth quarter was $445 million, up 4% year-over-year and up 12% when adjusted for foreign exchange.* International revenue for 2022 was $1.715 billion, up 6% year-over-year and up 13% when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $167 million, a 15% decrease from fourth quarter 2021 income from operations of $196 million. GAAP operating margin for the fourth quarter was 18%, down 4 percentage points from the same period last year. GAAP income from operations for 2022 was $676 million, a 14% decrease from the prior year's GAAP income from operations of $783 million. Full-year GAAP operating margin was 19%, down 4 percentage points from the same period last year.

Non-GAAP income from operations* for the fourth quarter was $258 million, a 9% decrease from fourth quarter 2021 non-GAAP income from operations of $283 million. Non-GAAP operating margin* for the fourth quarter was 28%, down 3 percentage points from the same period last year. Non-GAAP income from operations* for 2022 was $1.033 billion, a 6% decrease from the prior year's non-GAAP income from operations of $1.094 billion. Full-year non-GAAP operating margin* was 29%, down 3 percentage points from the same period last year.

Net income: GAAP net income for the fourth quarter was $129 million, a 20% decrease from fourth quarter 2021 GAAP net income of $161 million. GAAP net income for 2022 was $524 million, a 20% decrease from the prior year's GAAP net income of $652 million.

Non-GAAP net income* for the fourth quarter was $216 million, an 11% decrease from fourth quarter 2021 non-GAAP net income of $243 million. Non-GAAP net income* for 2022 was $858 million, a 9% decrease from the prior year's non-GAAP net income of $943 million.

EPS: GAAP EPS for the fourth quarter was $0.82 per diluted share, a 15% decrease from fourth quarter 2021 GAAP EPS of $0.97 per diluted share and an 8% decrease when adjusted for foreign exchange.* GAAP EPS for 2022 was $3.26 per diluted share, a 17% decrease from the prior year's GAAP EPS of $3.93 per diluted share and a 9% decrease when adjusted for foreign exchange.*

Non-GAAP EPS* for the fourth quarter was $1.37 per diluted share, an 8% decrease from fourth quarter 2021 non-GAAP EPS of $1.49 per diluted share and a 2% decrease when adjusted for foreign exchange.* Non-GAAP EPS* for 2022 was $5.37 per diluted share, a 6% decrease from the prior year's non-GAAP EPS of $5.74 per diluted share and a 1% decrease when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* for the fourth quarter was $382 million, a 5% decrease from fourth quarter 2021 Adjusted EBITDA of $404 million. Adjusted EBITDA* for 2022 was $1.530 billion, a 2% decrease from the prior year's Adjusted EBITDA of $1.561 billion.

Supplemental cash information: Cash from operations for the fourth quarter was $341 million, or 37% of revenue. Cash from operations for 2022 was $1.275 billion, or 35% of revenue. Cash, cash equivalents and marketable securities was $1.4 billion as of December 31, 2022.

Share repurchases: The Company spent $178 million in the fourth quarter of 2022 to repurchase 2.1 million shares of its common stock at an average price of $86.50 per share. For the full-year 2022, the Company spent $608 million to repurchase 6.4 million shares of its common stock at an average price of $94.96 per share. The Company had 156 million shares of common stock outstanding as of December 31, 2022.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-833-634-5020 (or 1-412-902-4238 for international calls) and using passcode Akamai Technologies call. A live webcast of the call may be accessed at www.akamai.com in the Investor Relations section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-877-344-7529 (or 1-412-317-0088 for international calls) and using passcode 7241694. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. Leading companies worldwide choose Akamai to build, deliver, and secure their digital experiences – helping billions of people live, work, and play every day. Akamai Connected Cloud, a massively distributed edge and cloud platform, puts apps and experiences closer to users and keeps threats farther away. Learn more about Akamai’s cloud computing, security, and content delivery solutions at akamai.com and akamai.com/blog, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$542,337	$536,725
Marketable securities	562,979	541,470
Accounts receivable, net	679,206	675,926
Prepaid expenses and other current assets	185,040	166,313
Total current assets	1,969,562	1,920,434
Marketable securities	320,531	1,088,048
Property and equipment, net	1,540,182	1,534,329
Operating lease right-of-use assets	813,372	815,754
Acquired intangible assets, net	441,716	313,225
Goodwill	2,763,838	2,156,254
Deferred income tax assets	337,677	168,342
Other assets	116,522	142,287
Total assets	$8,303,400	$8,138,673
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145,420	$109,928
Accrued expenses	367,017	411,590
Deferred revenue	105,109	86,517
Operating lease liabilities	196,094	175,683
Other current liabilities	5,228	6,623
Total current liabilities	818,868	790,341
Deferred revenue	22,117	25,342
Deferred income tax liabilities	18,400	40,974
Convertible senior notes	2,285,258	1,976,167
Operating lease liabilities	693,265	707,087
Other liabilities	105,305	68,748
Total liabilities	3,943,213	3,608,659
Total stockholders’ equity	4,360,187	4,530,014
Total liabilities and stockholders’ equity	$8,303,400	$8,138,673

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2022	September 30, 2022 (3)	December 31, 2021	December 31, 2022	December 31, 2021
Revenue	$927,779	$881,896	$905,358	$3,616,654	$3,461,223
Costs and operating expenses:
Cost of revenue (1) (2)	357,968	346,450	325,403	1,383,819	1,268,956
Research and development (1)	105,382	94,047	93,173	391,434	335,372
Sales and marketing (1)	129,090	123,935	125,205	502,409	461,967
General and administrative (1) (2)	150,300	139,425	147,749	584,206	553,024
Amortization of acquired intangible assets	16,993	17,374	12,573	64,983	48,019
Restructuring charge	571	227	5,170	13,529	10,737
Total costs and operating expenses	760,304	721,458	709,273	2,940,380	2,678,075
Income from operations	167,475	160,438	196,085	676,274	783,148
Interest and marketable securities income, net	5,018	782	3,434	3,258	15,620
Interest expense	(2,684)	(2,785)	(18,317)	(11,096)	(72,332)
Other (expense) income, net	(1,409)	(275)	(222)	(10,433)	1,785
Income before provision for income taxes	168,400	158,160	180,980	658,003	728,221
Provision for income taxes	(39,638)	(34,466)	(19,016)	(126,696)	(62,571)
Loss from equity method investment	—	—	(1,430)	(7,635)	(14,008)
Net income	$128,762	$123,694	$160,534	$523,672	$651,642

Net income per share:
Basic	$0.82	$0.78	$0.99	$3.29	$4.01
Diluted	$0.82	$0.78	$0.97	$3.26	$3.93

Shares used in per share calculations:
Basic	157,109	158,715	161,757	159,089	162,665
Diluted	157,451	159,068	164,947	160,467	165,804

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)
(3) Provision for income taxes, net income and basic and diluted net income per share for the three months ended September 30, 2022 have been revised to reflect the correction of a misstatement of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022. Management is also continuing to assess the impact of this matter on the Company’s internal control over financial reporting.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022 (1)	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from operating activities:
Net income	$128,762	$123,694	$160,534	$523,672	$651,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	148,570	150,985	141,699	592,754	550,632
Stock-based compensation	58,374	50,702	48,955	217,185	202,759
Benefit for deferred income taxes	(22,368)	(6,623)	(17,459)	(104,971)	(47,794)
Amortization of debt discount and issuance costs	1,099	1,086	16,741	4,395	66,025
Loss on investments	—	—	1,430	15,895	10,328
Other non-cash reconciling items, net	5,969	2,451	8,378	31,063	11,495
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(48,063)	30,796	(8,871)	(21,214)	(24,096)
Prepaid expenses and other current assets	22,746	(4,739)	19,133	(20,125)	4,034
Accounts payable and accrued expenses	38,228	(4,752)	47,786	(26,499)	31,523
Deferred revenue	(6,790)	(2,675)	(11,128)	16,713	(2,865)
Other current liabilities	(1,510)	2,093	(2,446)	(5,318)	(20,404)
Other non-current assets and liabilities	16,481	26,278	(17,852)	51,126	(28,716)
Net cash provided by operating activities	341,498	369,296	386,900	1,274,676	1,404,563
Cash flows from investing activities:
Cash received (paid) for acquisitions, net of cash acquired	—	8	(583,187)	(872,091)	(598,825)
Purchases of property and equipment and capitalization of internal-use software development costs	(110,788)	(97,988)	(109,695)	(458,302)	(545,230)
Purchases of short- and long-term marketable securities	(17,975)	—	(320,872)	(17,975)	(932,604)
Proceeds from sales, maturities and redemptions of short- and long-term marketable securities	36,225	2,248	172,457	732,180	1,434,082
Other, net	(2,119)	203	(2,657)	(6,122)	(4,322)
Net cash used in investing activities	(94,657)	(95,529)	(843,954)	(622,310)	(646,899)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022 (1)	December 31, 2021	December 31, 2022	December 31, 2021
Cash flows from financing activities:
Repayments under revolving credit facility, net	—	(75,000)	—	—	—
Proceeds from the issuance of common stock under stock plans	10,473	16,844	12,690	56,462	59,632
Employee taxes paid related to net share settlement of stock-based awards	(10,580)	(8,514)	(10,917)	(82,236)	(99,112)
Repurchases of common stock	(177,741)	(162,627)	(270,998)	(608,010)	(522,255)
Other, net	(112)	(177)	—	(393)	(268)
Net cash used in financing activities	(177,960)	(229,474)	(269,225)	(634,177)	(562,003)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	14,319	(11,977)	(2,148)	(12,918)	(11,376)
Net increase (decrease) in cash, cash equivalents and restricted cash	83,200	32,316	(728,427)	5,271	184,285
Cash, cash equivalents and restricted cash at beginning of period	459,822	427,506	1,266,178	537,751	353,466
Cash, cash equivalents and restricted cash at end of period	$543,022	$459,822	$537,751	$543,022	$537,751

(1)    Net income and benefit for deferred income taxes for the three months ended September 30, 2022 have been revised to reflect the correction of a misstatement of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022. Management is also continuing to assess the impact of this matter on the Company’s internal control over financial reporting.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY SOLUTION (1)

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Security	$400,201	$379,509	$364,840	$1,541,941	$1,334,836
Delivery	415,183	393,248	470,767	1,669,257	1,873,243
Compute	112,395	109,139	69,751	405,456	253,144
Total revenue	$927,779	$881,896	$905,358	$3,616,654	$3,461,223
Revenue growth rates year-over-year:
Security	10%	13%	23%	16%	26%
Delivery	(12)	(15)	(5)	(11)	(3)
Compute	61	72	23	60	22
Total revenue	2%	3%	7%	4%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
Security	14%	19%	25%	20%	25%
Delivery	(8)	(11)	(3)	(8)	(4)
Compute	65	77	24	64	21
Total revenue	6%	7%	8%	8%	7%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
U.S.	$482,803	$461,087	$475,983	$1,902,051	$1,837,508
International	444,976	420,809	429,375	1,714,603	1,623,715
Total revenue	$927,779	$881,896	$905,358	$3,616,654	$3,461,223
Revenue growth rates year-over-year:
U.S.	1%	3%	2%	4%	3%
International	4	2	13	6	14
Total revenue	2%	3%	7%	4%	8%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates (2):
U.S.	1%	3%	2%	4%	3%
International	12	12	16	13	12
Total revenue	6%	7%	8%	8%	7%

(1) Prior to January 1, 2022, revenue by solution was reported by product group: Security Technology Group and Edge Technology Group. Revenue from security solutions was previously presented as Security Technology Group revenue. Revenue from delivery and compute solutions was previously presented as Edge Technology Group revenue. The periods presented prior to January 1, 2022 have been revised to reflect this new presentation.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
General and administrative expenses:
Payroll and related costs	$53,769	$53,712	$59,015	$213,772	$223,238
Stock-based compensation	16,210	13,392	15,861	62,926	63,324
Depreciation and amortization	17,442	18,682	19,987	74,225	81,934
Facilities-related costs	23,981	26,093	25,521	103,473	100,769
Provision (benefit) for doubtful accounts	4,046	1,179	(223)	7,042	763
Acquisition-related costs	2,767	2,890	11,797	19,071	13,317
Software and related service costs	13,445	12,368	11,070	50,320	40,861
Other expenses	18,640	11,109	4,721	53,377	28,818
Total general and administrative expenses	$150,300	$139,425	$147,749	$584,206	$553,024

General and administrative expenses–functional (1):
Global functions	$56,545	$49,553	$53,605	$212,674	$212,456
As a percentage of revenue	6%	6%	6%	6%	6%
Infrastructure	86,942	85,803	82,565	345,391	326,480
As a percentage of revenue	9%	10%	9%	10%	9%
Other	6,813	4,069	11,579	26,141	14,088
Total general and administrative expenses	$150,300	$139,425	$147,749	$584,206	$553,024
As a percentage of revenue	16%	16%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$7,750	$7,237	$6,435	$28,354	$27,143
Research and development	21,778	18,698	15,315	78,116	65,950
Sales and marketing	12,636	11,375	11,344	47,789	46,342
General and administrative	16,210	13,392	15,861	62,926	63,324
Total stock-based compensation	$58,374	$50,702	$48,955	$217,185	$202,759

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and related service costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs and provision for doubtful accounts.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Depreciation and amortization:
Network-related depreciation	$65,265	$65,984	$60,748	$259,359	$226,384
Capitalized internal-use software development amortization	41,816	41,687	40,502	165,330	161,094
Other depreciation and amortization	16,974	18,180	19,399	72,220	79,570
Depreciation of property and equipment	124,055	125,851	120,649	496,909	467,048
Capitalized stock-based compensation amortization (1)	7,407	7,642	7,645	30,400	32,136
Capitalized interest expense amortization (1)	115	118	832	462	3,429
Amortization of acquired intangible assets	16,993	17,374	12,573	64,983	48,019
Total depreciation and amortization	$148,570	$150,985	$141,699	$592,754	$550,632

Capital expenditures, excluding stock-based compensation and interest expense (2) (3):
Purchases of property and equipment	$93,547	$62,063	$61,490	$275,578	$313,830
Capitalized internal-use software development costs	50,956	48,665	55,002	199,894	219,702
Total capital expenditures, excluding stock-based compensation and interest expense	$144,503	$110,728	$116,492	$475,472	$533,532

End of period statistics:
Number of employees	9,811	9,631	8,780

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.
(3) See Use of Non-GAAP Financial Measures below for a definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022 (1)	December 31, 2021	December 31, 2022	December 31, 2021
Income from operations	$167,475	$160,438	$196,085	$676,274	$783,148
GAAP operating margin	18%	18%	22%	19%	23%
Amortization of acquired intangible assets	16,993	17,374	12,573	64,983	48,019
Stock-based compensation	58,374	50,702	48,955	217,185	202,759
Amortization of capitalized stock-based compensation and capitalized interest expense	7,786	7,967	8,641	31,768	35,894
Restructuring charge	571	227	5,170	13,529	10,737
Acquisition-related costs	6,439	5,896	11,797	29,049	13,317
Operating adjustments	90,163	82,166	87,136	356,514	310,726
Non-GAAP income from operations	$257,638	$242,604	$283,221	$1,032,788	$1,093,874
Non-GAAP operating margin	28%	28%	31%	29%	32%

Net income	$128,762	$123,694	$160,534	$523,672	$651,642
Operating adjustments (from above)	90,163	82,166	87,136	356,514	310,726
Amortization of debt discount and issuance costs	1,099	1,086	16,741	4,395	66,025
Loss (gain) on investments	—	—	—	8,260	(3,680)
Loss from equity method investment	—	—	1,430	7,635	14,008
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(3,579)	(6,922)	(22,790)	(42,768)	(96,164)
Non-GAAP net income	$216,445	$200,024	$243,051	$857,708	$942,557

(1)    Net income and income tax effect of above non-GAAP adjustments and certain discrete tax items for the three months ended September 30, 2022 have been revised to reflect the correction of a misstatement of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022. Management is also continuing to assess the impact of this matter on the Company’s internal control over financial reporting.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2022	September 30, 2022 (1)	December 31, 2021	December 31, 2022	December 31, 2021
GAAP net income per diluted share	$0.82	$0.78	$0.97	$3.26	$3.93
Adjustments to net income:
Amortization of acquired intangible assets	0.11	0.11	0.08	0.40	0.29
Stock-based compensation	0.37	0.32	0.30	1.35	1.22
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.05	0.05	0.20	0.22
Restructuring charge	—	—	0.03	0.08	0.06
Acquisition-related costs	0.04	0.04	0.07	0.18	0.08
Amortization of debt discount and issuance costs	0.01	0.01	0.10	0.03	0.40
Loss (gain) on investments	—	—	—	0.05	(0.02)
Loss from equity method investment	—	—	0.01	0.05	0.08
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.02)	(0.04)	(0.14)	(0.27)	(0.58)
Adjustment for shares (2)	—	—	0.02	0.02	0.06
Non-GAAP net income per diluted share	$1.37	$1.26	$1.49	$5.37	$5.74

Shares used in GAAP per diluted share calculations	157,451	159,068	164,947	160,467	165,804
Impact of benefit from note hedge transactions (2)	—	—	(1,636)	(720)	(1,600)
Shares used in non-GAAP per diluted share calculations (2)	157,451	159,068	163,311	159,747	164,204

(1) GAAP net income per diluted share and per share adjustment for income tax effect of above non-GAAP adjustments and certain discrete tax items for the three months ended September 30, 2022 have been revised to reflect the correction of a misstatement of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022. Management is also continuing to assess the impact of this matter on the Company’s internal control over financial reporting.
(2) Shares used in non-GAAP per diluted share calculations have been adjusted for the year ended December 31, 2022 and for the three months and year ended December 31, 2021 for the benefit of Akamai's note hedge transactions. During these periods, Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands)	December 31, 2022	September 30, 2022 (1)	December 31, 2021	December 31, 2022	December 31, 2021
Net income	$128,762	$123,694	$160,534	$523,672	$651,642
Net income margin	14%	14%	18%	14%	19%
Interest and marketable securities income, net	(5,018)	(782)	(3,434)	(3,258)	(15,620)
Provision for income taxes	39,638	34,466	19,016	126,696	62,571
Depreciation and amortization	124,055	125,851	120,649	496,909	467,048
Amortization of capitalized stock-based compensation and capitalized interest expense	7,786	7,967	8,641	31,768	35,894
Amortization of acquired intangible assets	16,993	17,374	12,573	64,983	48,019
Stock-based compensation	58,374	50,702	48,955	217,185	202,759
Restructuring charge	571	227	5,170	13,529	10,737
Acquisition-related costs	6,439	5,896	11,797	29,049	13,317
Interest expense	2,684	2,785	18,317	11,096	72,332
Loss (gain) on investments	—	—	—	8,260	(3,680)
Loss from equity method investment	—	—	1,430	7,635	14,008
Other expense, net	1,409	275	222	2,173	1,895
Adjusted EBITDA	$381,693	$368,455	$403,870	$1,529,697	$1,560,922
Adjusted EBITDA margin	41%	42%	45%	42%	45%

(1) Net income, net income margin and provision for income taxes for the three months ended September 30, 2022 have been revised to reflect the correction of a misstatement of provision for income taxes related to an intercompany sale of intellectual property that occurred in 2022. Management is also continuing to assess the impact of this matter on the Company’s internal control over financial reporting.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP financial measures). Management uses non-GAAP financial measures to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities, as well as certain additional compensation costs payable to employees acquired from the Linode acquisition if employed for a certain period of time. The additional compensation cost was initiated by and determined by the seller, and is in addition to normal levels of compensation, including retention programs, offered by Akamai. Acquisition-related costs are impacted by the timing and size of the acquisitions, and Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of operating results to prior periods and to peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charge – Akamai has incurred restructuring charges from programs that have significantly changed either the scope of the business undertaken by the Company or the manner in which that business is conducted. These charges include severance and related expenses for workforce reductions, impairments of long-lived assets that will no longer be used in operations (including right-of-use assets, other facility-related property and equipment and internal-use software) and termination fees for any contracts cancelled as part of these programs. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that, prior to January 1, 2022, were required to be separately accounted for as equity under GAAP, thereby reducing the carrying values of the convertible debt instruments. The debt discounts were amortized as interest expense. On January 1, 2022, Akamai adopted the new guidance for accounting for convertible instruments. This new guidance eliminated separate accounting for the equity portion, and thus the amortization of the debt discount that was recorded as interest expense. Prior to January 1, 2022, Akamai excluded this non-cash interest expense from its non-GAAP results because it was not representative of ongoing operating performance. After January 1, 2022, this interest expense is no longer included in or excluded from GAAP or non-GAAP results. Additionally, the issuance costs of the convertible senior notes are amortized to interest expense and are also excluded from Akamai's non-GAAP results because management believes the non-cash amortization expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not have direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the Company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest and marketable securities income and losses; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain statements that are not statements of historical fact and constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about expected future financial performance, expectations, plans and prospects of Akamai. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; effects of competition, including pricing pressure and changing business models; impact of macroeconomic trends, including economic uncertainty, the effects of inflation, increasing interest rates, foreign currency exchange rate fluctuations, securities market volatility and monetary supply fluctuations; conditions and uncertainties in the geopolitical environment, including sanctions and disruptions resulting from the ongoing war in Ukraine; continuing supply chain and logistics costs, constraints, changes or disruptions; defects or disruptions in our products or IT systems, including cyber-attacks, data breaches or malware; failure to realize the expected benefits of any of our acquisitions or reorganizations; changes to economic, political and regulatory conditions in the United States and internationally; our ability to attract and retain key personnel; impact of the ongoing COVID-19 pandemic; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on our quarterly earnings conference call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.